AMENDMENT
To
PARTICIPATION AGREEMENT
By and Among
PACIFIC LIFE & ANNUITY COMPANY
And
GE INVESTMENTS FUNDS, INC.
And
GE INVESTMENT DISTRIBUTORS, INC.
And
GE ASSET MANAGEMENT INCORPORATED
     THIS AMENDMENT, effective as of May 1, 2010, amends that certain Participation Agreement dated as of December 1, 2008 (the “Agreement”), by and among PACIFIC LIFE & ANNUITY COMPANY, GE INVESTMENTS FUNDS, INC., GE INVESTMENT DISTRIBUTORS, INC. and GE ASSET MANAGEMENT INCORPORATED.
     WHEREAS, the parties hereto agree that the Company intends to add variable life policies to the Agreement that will offer Class 3 Shares of the Portfolio named in Schedule 3 of the Agreement;
     WHEREAS, the parties hereto desire to update Schedules 1, 2, 3, 4, 5, 6 and 7 to reflect additional variable life policies that will offer Class 3 Shares of the Portfolio named in Schedule 3 to the Agreement;
     WHEREAS, the parties hereto desire to make certain other amendments to the Agreement; and
     WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:
1.	Sub-paragraphs (i) and (ii) of Section 1.3 (“Purchase and Redemption Procedures”) are deleted and replaced by the following:
(i)If the Company transmits such request to the Fund via the National Securities Clearing Corporation’s (the “NSCC”) Fund/SERV System and/or Defined Contribution Clearance & Settlement (“DCC&S”) platform, such request must be received by the Company by the close of regular trading on the NYSE (or such reasonably earlier time designated by the Company in response to a change by the NSCC in the deadline for receipt of requests via its systems) and must be transmitted by the Company to the Fund in the time and manner designated by the NSCC pursuant to Rule 22c-1 of the 1940 Act (which as of the date of execution of this Agreement is 7:00 a.m. Eastern Time on the next following Business Day); or

(ii) For standard submissions, the parties agree that the “Right Fax” system will send the faxes automatically each evening between 9:00 p.m. and 11:00 p.m. Pacific Time. If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV (e.g., by fax), the Company shall provide telephone notification to the Fund by 10:00 a.m. Eastern Time and shall re-transmit the request so that it is received by the Fund by 10:30 a.m. Eastern Time on the next following Business Day.
2.	Schedules 1, 2, 3, 4, 5, 6 and 7 to the Agreement are deleted in their entirety and replaced by Schedules 1, 2, 3, 4, 5, 6 and 7 attached hereto.

3.	This Amendment shall become effective on May 1, 2010.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE & ANNUITY COMPANY
By:
Name:
Title:	Assistant Vice President

Attest:

Corporate Secretary

GE INVESTMENTS FUNDS, INC.
By:
Name:
Title:	President & CEO

GE INVESTMENT DISTRIBUTORS, INC.
By:
Name:
Title:	President

GE ASSET MANAGEMENT INCORPORATED
By:
Name:
Title:	Senior Vice President

Schedule 1
Registered Accounts

Name of Separate Account:	Date Established by Board of Directors:

Separate Account A of Pacific Life & Annuity Company	January 25, 1999

Pacific Select Exec Separate Account of Pacific Life & Annuity Company	September 24, 1998

Schedule 2
Unregistered Account

Name of Separate Account:	Date Established by Board of Directors:

Separate Account I of Pacific Life & Annuity Company	June 8, 2002

Schedule 3
Name(s) of Portfolio
GE Investments Funds, Inc.:
Total Return Fund – Class 3

Schedule 4
Registered Products
Variable Annuities:

Pacific One Select	Pacific Portfolios
Pacific Portfolios for Chase	Pacific Voyages
Pacific Value	Pacific Value Edge
Pacific Journey	Pacific Innovations Select
Pacific Destinations	Pacific Odyssey
Variable Life:

Pacific Select Exec II — NY	Pacific Select Exec III — NY
Pacific Select Exec IV — NY	Pacific Select Exec V — NY
Pacific Select Estate Preserver — NY

Schedule 5
Exempt Products
Not Applicable

Schedule 6
Contracts with Accredited Investors
Magnastar (Qualified Investors)
Joint Magnastar (Qualified Investors)

Schedule 7
Accounts Excluded from the Definition of Investment Company

Name of Account:	Date of Establishment of Account:

Separate Account I of Pacific Life & Annuity Company	June 8, 2002

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